UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2012

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4690 Executive Drive, Suite 250
San Diego, California, 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment and Restatement of Bylaws

On January 26, 2012, the Board of Directors (the “Board”) of OncoSec Medical Incorporated (the “Company”) approved the amendment and restatement of the Company’s Bylaws and approved the submission of the amended and restated Bylaws (the “Amended and Restated Bylaws”) to the Company’s stockholders for approval, as required by the Company’s Bylaws then in effect.    On March 2, 2012, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved the Amended and Restated Bylaws.  A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.6.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 2, 2012, the Company held its 2012 Annual Meeting at the Company’s principal executive offices located at 4690 Executive Drive, Suite 250, San Diego, CA 92121.

The final voting results on the matters presented at the meeting were as follows:

Proposal 1 — to elect four directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified

Directors	For	Withheld
Dr. Avtar Dhillon	26,910,454	38,202
Dr. Anthony Maida	26,920,654	28,002
Dr. James DeMesa	26,920,404	28,252
Punit Dhillon	26,881,404	67,252

Proposal 2 — to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2012

For	Against	Abstain	Broker Non- Vote
29,533,442	180,319	12,911	—

Proposal 3 — to approve the adoption of the Company’s 2011 Stock Incentive Plan

For	Against	Abstain	Broker Non- Vote
26,807,213	116,168	25,275	2,778,016

Proposal 4 — to approve the amendment and restatement of the Company’s Bylaws

For	Against	Abstain	Broker Non- Vote
26,825,888	90,818	31,950	2,778,016

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description
3.6	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: March 6, 2012	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.6	Amended and Restated Bylaws